Exhibit 99.1

AirNet Communications Announces Plans for Voluntary Chapter 11 Filing

    MELBOURNE, Fla.--(BUSINESS WIRE)--May 22, 2006--AirNet Communications Corporation (NASDAQ:ANCC) announced that it plans to file a voluntary petition for relief under Chapter 11 of the Federal Bankruptcy Code in the Middle District of Florida today. The filing is in response to continuing adverse market conditions.
    While under Chapter 11, AirNet Communications plans to operate its business in the ordinary course under the protection of the bankruptcy court while seeking to work out a plan of reorganization that is in the best interests of its customers, employees, creditors and shareholders. If a plan of reorganization is filed with the bankruptcy court, the Company expects to emerge as a privately held company.
    AirNet Communications remains committed to marketing, selling, maintaining and further enhancing its award winning line of GSM base station products and services. The Company intends to fulfill existing domestic and international customer contracts for both products and services. AirNet also announced that no further reductions in the Company's workforce are planned at this time.

    About AirNet

    AirNet Communications Corporation is a supplier of wireless base stations and other telecommunications equipment that allow service operators to cost-effectively and simultaneously offer high-speed wireless data and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(R) SuperCapacity(TM) adaptive array base station solution provides a high-capacity base station with a software upgrade path to high-speed data. The Company's RapidCell(TM) base station provides government communications users with up to 96 voice and data channels in a compact, rapidly deployable design capable of processing multiple GSM protocols simultaneously. The Company's AirSite(R) Backhaul Free(TM) base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. AirNet has 68 patents issued or filed; and has received the coveted World Award for Best Radio Access Product in 2006 and for Best Technical Innovation in 1998 from the GSM Association, representing over 400 operators around the world. More information about AirNet may be obtained by visiting the AirNet Web site at http://www.airnetcom.com.

    Safe Harbor Statement Under the Private Securities Litigation
Reform Act of 1995 and Other Applicable Law

    Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the Reform Act),
Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities and Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, market conditions, financial forecasts and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate", "prospects", "believe", "estimate", "expect", "intend", "plan" and "objective" and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Such risks or uncertainties include the following: the Company's high level of debt and leverage, the effect on vendors, customers, and shareholders of the Company's decision to voluntarily file for protection under Chapter 11 of the federal bankruptcy laws, the Company's dependence on key personnel; competition in the Company's markets; the structure and terms of the Company's plan of reorganization (which has yet to be formulated); if the Company is unable to collect outstanding and projected receivables from existing customers, the Company may not have adequate time to formulate and execute a reorganization plan; if the Company is unable to secure debtor-in-possession financing, the Company may not file a plan of reorganization and elect to proceed with an orderly wind down of its business operations; the common stockholders of the Company may not receive any value for their holdings under a plan of reorganization; the Company's creditors may force the Company to cease operations and/or liquidate and the Company may not be able to continue to operate as a going concern in the absence of new sales or additional investment capital. A further discussion of risks are detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

    The stylized AirNet mark, AirNet(R), AdaptaCell(R) and AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office. Super Capacity(TM), iBSS(TM), RapidCell(TM) and Backhaul Free(TM), are trademarks of AirNet Communications Corporation. Other names are registered trademarks or trademarks of their respective companies or organizations.

    CONTACT: AirNet Communications Corporation, Melbourne
             Stuart Dawley, 321-953-6783
             sdawley@airnetcom.com